Exhibit 99.1

Insulet Reports Full Year 2021 Revenue Increase of 21%
and Fourth Quarter 2021 Revenue Increase of 25% Year-Over-Year

Represents 6th Consecutive Year of Over 20% Revenue Growth;
Annual Revenue Surpasses $1 Billion

Omnipod 5 Automated Insulin Delivery System Receives U.S. FDA Clearance

ACTON, Mass. - February 23, 2022 - Insulet Corporation (NASDAQ: PODD) (Insulet or the Company), the global leader in tubeless insulin pump technology with its Omnipod® brand of products, today announced financial results for the three months and full year ended December 31, 2021.

Full Year Financial Highlights:

•Full Year 2021 revenue of $1.1 billion, up 21.5%, or 19.7% in constant currency1, compared to $904.4 million in the prior year, at the high-end of the guidance range of 18% to 20% in constant currency
◦Total Omnipod revenue of $1.0 billion, an increase of 21.1%, or 19.2% in constant currency
◦U.S. Omnipod revenue of $651.5 million, an increase of 23.6%
◦International Omnipod revenue of $359.9 million, an increase of 16.9%, or 11.6% in constant currency
◦Drug Delivery revenue of $87.4 million, an increase of 25.8%
•Gross margin of 68.4%, up 400 basis points
•Operating income of $126.0 million, or 11.5% of revenue, compared to $51.5 million, or 5.7% of revenue, in the prior year
•Net income of $16.8 million, or $0.24 per diluted share (includes a loss on extinguishment of debt of $42.4 million), compared to net income $6.8 million, or $0.10 per diluted share, in the prior year
•Adjusted EBITDA1 of $215.9 million, or 19.6% of revenue, compared to $146.1 million, or 16.2% of revenue, in the prior year

Fourth Quarter Financial Highlights:

•Fourth quarter 2021 revenue of $307.7 million, up 25.0%, or 25.7% in constant currency, compared to $246.1 million in the prior year, exceeds the guidance range of 19% to 25% in constant currency
◦Total Omnipod revenue of $275.8 million, an increase of 19.3%, or 20.1% in constant currency
◦U.S. Omnipod revenue of $190.5 million, an increase of 27.7%
◦International Omnipod revenue of $85.3 million, an increase of 4.2%, or 6.0% in constant currency
◦Drug Delivery revenue of $31.9 million, an increase of 112.7%
•Gross margin of 69.3%, up 380 basis points
•Operating income of $49.7 million, or 16.2% of revenue, compared to operating loss of $7.3 million, or 3.0% of revenue, in the prior year
•Net income of $29.2 million, or $0.42 per diluted share (includes a loss on extinguishment of debt of $0.8 million), compared to net loss of $17.1, or $0.26 per diluted share, in the prior year
•Adjusted EBITDA of $72.8 million, or 23.7% of revenue, compared to $35.3 million, or 14.3% of revenue, in the prior year

1 See description of non-GAAP financial measures contained in this release.

Recent Strategic Highlights:

•Received U.S. FDA clearance for the Omnipod® 5 automated insulin delivery system; limited commercial launch underway
•Achieved over $1 billion in total company annual revenue, exceeding five-year target, and delivered sixth consecutive year of over 20% revenue growth; achieved over $1 billion in revenue for Total Omnipod product line
•Submitted Omnipod 5 preschool pivotal study data (participants ages 2 to 6 years) to the FDA
•Submitted Omnipod 5 for CE Marking in Europe under the Medical Device Regulation
•Completed the Omnipod 5 feasibility study for individuals with type 2 diabetes; invited to present study data at the Advanced Technologies & Treatments for Diabetes conference in April 2022
•Omnipod 5 selected as a CES 2022 Innovation Awards honoree in the categories of Health and Wellness and Wearable Technologies2
•Achieved record fourth quarter U.S. and Total Omnipod new customer starts
•Opened new regional office in Dubai to headquarter Middle East operations, advancing international expansion efforts

“2021 was another successful year for Insulet, as we reached an important milestone of over $1 billion in revenue and advanced our strategic priorities,” said Shacey Petrovic, President and Chief Executive Officer. “We entered 2022 with significant momentum and expect continued strong growth. We are incredibly excited about the commercial launch of Omnipod 5, which is a transformative technology offering users award-winning innovation, improved outcomes and quality of life. Our commitment to improving the lives of people with diabetes has never been stronger.”

2022 Outlook:

Revenue Guidance (in constant currency):

•For the year ending December 31, 2022, the Company expects revenue growth in the range of 12% to 16%. Revenue growth ranges by product line are:
◦Total Omnipod of 15% to 20%
◦U.S. Omnipod of 18% to 23%
◦International Omnipod of 9% to 14%
◦Drug Delivery of (35)% to (30)%

•For the quarter ending March 31, 2022, the Company expects revenue growth of 13% to 16%. Revenue growth ranges by product line are:
◦Total Omnipod of 13% to 16%
◦U.S. Omnipod of 17% to 20%
◦International Omnipod of 6% to 10%
◦Drug Delivery of 20% to 25%

Operating Margin Guidance:

For the year ending December 31, 2022, the Company expects operating margin growth of approximately 100 basis points.

2 The CES Innovation Awards is an annual competition honoring outstanding design and engineering in consumer technology products. Additional information may be viewed here: https://ces.tech/Innovation-Awards/Honorees/2022/Honorees/O/Omnipod-5-tubeless,-automated-insulin-delivery-s.aspx.

Conference Call:

Insulet will host a conference call at 4:30 p.m. (Eastern Time) on February 23, 2022 to discuss the financial results and outlook. The link to the live call will be available on the Investor Relations section of the Company’s website at investors.insulet.com, “Events and Presentations,” and will be archived for future reference.

About Insulet Corporation:

Insulet Corporation (NASDAQ: PODD), headquartered in Massachusetts, is an innovative medical device company dedicated to simplifying life for people with diabetes and other conditions through its Omnipod product platform. The Omnipod Insulin Management System provides a unique alternative to traditional insulin delivery methods. With its simple, wearable design, the disposable Pod provides up to three days of non-stop insulin delivery, without the need to see or handle a needle. Insulet’s latest innovation, the Omnipod® 5 Automated Insulin Delivery System, is a tubeless automated insulin delivery system, integrated with a continuous glucose monitor to manage blood sugar with no multiple daily injections, zero fingersticks, and is fully controlled by a compatible personal smartphone. Insulet also leverages the unique design of its Pod by tailoring its Omnipod technology platform for the delivery of non-insulin subcutaneous drugs across other therapeutic areas. For more information, please visit: insulet.com and omnipod.com.

Non-GAAP Measures:

The Company uses the following non-GAAP financial measures:

•Constant currency revenue growth, which represents the change in revenue between current and prior year periods using the exchange rate in effect during the applicable prior year period. Insulet presents constant currency revenue growth because management believes it provides meaningful information regarding the Company’s results on a consistent and comparable basis. Management uses this non-GAAP financial measure, in addition to financial measures in accordance with generally accepted accounting principles in the United States (GAAP), to evaluate the Company’s operating results. It is also one of the performance metrics that determines management incentive compensation.

•Adjusted EBITDA, which represents net income (loss) plus net interest expense, income tax expense (benefit), depreciation and amortization, stock-based compensation and other significant unusual items, as applicable; and Adjusted EBITDA as a percentage of revenue. Insulet presents these non-GAAP financial measures because management uses them as supplemental measures in assessing the Company’s operating performance, and the Company believes that they are helpful to investors, and other interested parties as measures of comparative operating performance from period to period. They also are commonly used measures in determining business value and the Company uses them internally to report results.

These non-GAAP financial measures should be considered supplemental to, and not a substitute for, the Company’s reported financial results prepared in accordance with GAAP. Furthermore, the Company’s definition of these non-GAAP measures may differ from similarly titled measures used by others. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, Insulet strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety.

Forward-Looking Statement:

This press release contains forward-looking statements regarding, among other things, future operating and financial performance, product success and efficacy, the outcome of studies and trials and the approval of products by regulatory bodies. These forward-looking statements are based on management’s current beliefs, assumptions and estimates and are not intended to be a guarantee of future events or performance. If management’s underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by the forward-looking statements.

Risks and uncertainties include, but are not limited to adverse changes in general economic conditions as well as risks associated with public health crises and pandemics, such as the COVID-19 global pandemic, government actions and restrictive measures implemented in response, supply chain disruptions, delays in clinical trials, and other impacts to the business; dependence on a principal product platform; ability to maintain and grow our customer base; ability to scale the business to support revenue growth; maintenance of an effective sales force and expansion of distribution network; ability to secure and retain adequate coverage or reimbursement from third-party payors; impact of healthcare reform laws; impact of competitive products, technological change and product innovation; ability to design, develop, manufacture and commercialize future products; changes to or termination of our license to incorporate a blood glucose meter into the Omnipod System or inability to enter into new license or other agreements with respect to the Omnipod System’s current or future features; challenges to the future development of our non-insulin drug delivery product line; international business risks, including regulatory, commercial and logistics risks; supply problems or price fluctuations with sole source or third-party suppliers on which we are dependent; failure to retain key suppliers and/or supplier pricing discounts and achieve satisfactory gross margins; ability to protect our intellectual property and other proprietary rights and potential conflicts with the intellectual property of third parties; adverse regulatory or legal actions relating to the Omnipod System or future products; failure of our contract manufacturers or component suppliers to comply with the U.S. Food and Drug Administration’s quality system regulations; potential adverse impacts resulting from a recall, or discovery of serious safety issues, or product liability lawsuits relating to off-label use; the potential violation of anti-bribery/anti-corruption laws or laws and regulations regarding privacy and data protection; breaches or failures of our product or information technology systems, including by cyberattack; unfavorable results of clinical studies or future publication of articles or announcement of positions by diabetes associations or other organizations that are unfavorable; the concentration of manufacturing operations and storage of inventory in a limited number of locations; loss of employees or inability to identify and recruit new employees; ability to generate sufficient cash to service our indebtedness or raise additional funds on acceptable terms or at all; the volatility of the trading price of our common stock; risks related to the conversion of outstanding Convertible Senior Notes; and potential limitations on our ability to use net operating loss carryforwards.

For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item 1A - Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Part II, Item 1A - Risk Factors in Quarterly Reports on Form 10-Q we have filed or will file hereafter. Any forward-looking statement made in this release speaks only as of the date of this release. Insulet does not undertake to update any forward-looking statement, other than as required by law.

©2022 Insulet Corporation. Omnipod and Omnipod 5 are registered trademarks of Insulet Corporation.

Investor Relations:

Deborah R. Gordon
Vice President, Investor Relations
(978) 600-7717
dgordon@insulet.com

Media:

Angela Geryak Wiczek
Senior Director, Corporate Communications
(978) 932-0611
awiczek@insulet.com

INSULET CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended December 31,		Years Ended December 31,
(dollars in millions, except per share data)	2021	2020	2021	2020
Revenue	$307.7	$246.1	$1,098.8	$904.4
Cost of revenue	94.5	85.0	346.7	322.1
Gross profit	213.2	161.1	752.1	582.3
Research and development	41.8	38.3	160.1	146.8
Selling, general and administrative	121.7	130.1	466.0	384.0
Operating income (loss)	49.7	(7.3)	126.0	51.5
Interest expense, net	(15.1)	(12.5)	(61.2)	(45.1)
Loss on extinguishment of debt	(0.8)	—	(42.4)	—
Other (expense) income, net	(0.4)	1.3	(1.9)	3.3
Income (loss) before income taxes	33.4	(18.5)	20.5	9.7
Income tax (expense) benefit	(4.2)	1.4	(3.7)	(2.9)
Net income (loss)	$29.2	$(17.1)	$16.8	$6.8

Net income (loss) per share:
Basic	$0.42	$(0.26)	$0.25	$0.11
Diluted	$0.42	$(0.26)	$0.24	$0.10
Weighted-average number of common shares outstanding (in thousands):
Basic	69,070	65,945	67,698	64,735
Diluted	69,814	65,945	68,579	65,946

INSULET CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	As of December 31,
(dollars in millions)	2021	2020
ASSETS
Cash, cash equivalents and short-term investments	$791.6	$947.6
Accounts receivable, net	161.0	95.3
Inventories	303.2	154.3
Prepaid expenses and other current assets	74.0	51.5
Total current assets	1,329.8	1,248.7
Property, plant and equipment, net	536.5	478.7
Goodwill and other intangible assets, net	76.4	68.5
Other assets	106.1	77.0
Total assets	$2,048.8	$1,872.9
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$37.7	$54.1
Accrued expenses and other current liabilities	191.1	153.7
Total current liabilities	228.8	207.8
Long-term debt, net	1,248.8	1,043.7
Other liabilities	14.9	17.8
Total liabilities	1,492.5	1,269.3
Stockholders’ equity	556.3	603.6
Total liabilities and stockholders’ equity	$2,048.8	$1,872.9

INSULET CORPORATION
NON-GAAP RECONCILIATIONS (UNAUDITED)
CONSTANT CURRENCY REVENUE GROWTH

	Three Months Ended December 31,
(dollars in millions)	2021	2020	Percent Change	Currency Impact	Constant Currency
Revenue:
U.S. Omnipod	$190.5	$149.2	27.7%	—%	27.7%
International Omnipod	85.3	81.9	4.2%	(1.8)%	6.0%
Total Omnipod	275.8	231.1	19.3%	(0.8)%	20.1%
Drug Delivery	31.9	15.0	112.7%	—%	112.7%
Total	$307.7	$246.1	25.0%	(0.7)%	25.7%

	Years Ended December 31,
(dollars in millions)	2021	2020	Percent Change	Currency Impact	Constant Currency
Revenue:
U.S. Omnipod	$651.5	$526.9	23.6%	—%	23.6%
International Omnipod	359.9	308.0	16.9%	5.3%	11.6%
Total Omnipod	1,011.4	834.9	21.1%	1.9%	19.2%
Drug Delivery	87.4	69.5	25.8%	—%	25.8%
Total	$1,098.8	$904.4	21.5%	1.8%	19.7%

ADJUSTED EBITDA

	Three Months Ended December 31,				Years Ended December 31,
(dollars in millions)	2021	Percent of Revenue	2020	Percent of Revenue	2021	Percent of Revenue	2020	Percent of Revenue
Net income (loss)	$29.2	9.5%	$(17.1)	(6.9)%	$16.8	1.5%	$6.8	0.8%
Interest expense, net	15.1		12.5		61.2		45.1
Income tax expense (benefit)	4.2		(1.4)		3.7		2.9
Depreciation and amortization(1)	14.9		25.7		57.4		55.4
Stock-based compensation(2)	8.6		15.6		34.4		35.9
Loss on extinguishment of debt	0.8		—		42.4		—
Adjusted EBITDA	$72.8	23.7%	$35.3	14.3%	$215.9	19.6%	$146.1	16.2%
(1) The three months and year ended December 31, 2020 include $14.6 million of cumulative amortization expense related to the resolution of a purchase price contingency with a former European distributor.
(2) The three months and year ended December 31, 2020 include $7.3 million of stock-based compensation expense related to a December 2020 company-wide employee equity grant (excluding executives), a significant portion of which immediately vested. The special equity award was in recognition of the Company’s 20th anniversary milestone and in appreciation for the Insulet team's continued execution.

INSULET CORPORATION
REVENUE GUIDANCE RECONCILIATIONS (UNAUDITED)

	Year Ending December 31, 2022
	Low			High
	Revenue Growth GAAP	Currency Impact	Constant Currency	Revenue Growth GAAP	Currency Impact	Constant Currency
U.S. Omnipod	18%	—%	18%	23%	—%	23%
International Omnipod	5%	(4)%	9%	10%	(4)%	14%
Total Omnipod	13%	(2)%	15%	18%	(2)%	20%
Drug Delivery	(35)%	—%	(35)%	(30)%	—%	(30)%
Total	11%	(1)%	12%	15%	(1)%	16%

	Three Months Ending March 31, 2022
	Low			High
	Revenue Growth GAAP	Currency Impact	Constant Currency	Revenue Growth GAAP	Currency Impact	Constant Currency
U.S. Omnipod	17%	—%	17%	20%	—%	20%
International Omnipod	1%	(5)%	6%	5%	(5)%	10%
Total Omnipod	11%	(2)%	13%	14%	(2)%	16%
Drug Delivery	20%	—%	20%	25%	—%	25%
Total	11%	(2)%	13%	14%	(2)%	16%